RED MOUNTAIN RESOURCES, INC., VIA ITS SUBSIDIARY HUNTER DRILLING, LLC, IS THE HIGHEST BIDDER FOR A FIVE RIG DRILLING COMPANY

-- Rig Ownership Will Improve Ability to Execute Development Plan --

Dallas, TX – April 5, 2012 – Red Mountain Resources, Inc. (“RMR”) (OTC BB: RDMP.OB), a growth-oriented energy company engaged in the acquisition, development and exploration of oil and natural gas properties, announced today that Hunter Drilling, LLC (“Hunter Drilling”), a wholly-owned subsidiary of RMR, was the highest bidder for substantially all of the assets (the “Debtor Assets”) of O&G Leasing, LLC (“O&G”) and Performance Drilling Company, LLC (“Performance Drilling”) at a recent auction conducted by First Security Bank (“FSB”) in the United States Bankruptcy Court for the Southern District of Mississippi (the “Bankruptcy Court”).

“Rig ownership would provide RMR with a significant advantage in an extremely competitive oil and gas environment,” said RMR CEO Alan Barksdale. “By controlling these assets, we would be able to ensure the timeliness of our drilling program and allow for better quality control while implementing our exploration and development plan.”

The Debtor Assets consist of five oil and gas drilling rigs and related parts and equipment, rolling stock, accounts and notes receivable, tangible personal property and certain intangible property, insurance benefits, prepaid deposits and expenses, claims and warranties, permits, contracts, and books and records.

The acquisition of the Debtor Assets is subject to (i) the execution of a definitive asset purchase agreement; (ii) the Bankruptcy Court’s confirmation of a Plan of Reorganization filed by FSB (the “FSB Plan of Reorganization”) based on the sale of the Debtor Assets to Hunter Drilling over a competing Plan of Reorganization filed by O&G and Performance Drilling with the Bankruptcy Court and (iii) the entry of orders of the Bankruptcy Court approving the Hunter Drilling acquisition of the Debtor Assets and confirming the FSB Plan of Reorganization.

If these orders are entered by the Bankruptcy Court, it is anticipated that the closing of the acquisition will occur near the end of the second quarter or beginning of the third quarter of calendar 2012.

Pursuant to the terms of the acquisition, RMR’s subsidiary Hunter Drilling will pay $450,000 in cash, plus up to an additional $500,000 for the payment of certain administrative and other priority claims in the bankruptcy proceeding, only if there is not sufficient cash in the bankruptcy estate to pay such claims. Hunter Drilling will also issue new 6% senior secured convertible debentures in an approximate principal amount of $23,610,000 and new 6% subordinated secured convertible debentures in an approximate principal amount of $6,560,000, which would be convertible into RMR common stock.

For more detailed information about the terms of Hunter Drilling's bid, please see RMR's Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof.

About Red Mountain Resources, Inc.

Red Mountain Resources, Inc. (OTC BB: RDMP.OB) is a growth-oriented, energy company engaged in the acquisition, development and exploration of oil and natural gas properties. The company’s operations are focused in the Permian Basin of West Texas and Southeast New Mexico and the onshore Gulf Coast of Texas. RMR combines an experienced management and consulting team with a fully-integrated strategy for growth and development. RMR intends to grow production and reserves through development and exploration activities on its existing properties and through acquisitions that meet its long-term objectives for production. For more information, please go to www.RedMountainResources.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments RMR expects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by RMR based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of RMR, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in RMRs filings with the Securities and Exchange Commission (SEC). RMR’s SEC filings are available on its website at www.RedMountainResources.com and on the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made and RMR undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Nevin Reilly

Sloane & Company

212-446-1893

nreilly@sloanepr.com